Exhibit 10.49

AMENDMENT NO. 13 AND TERMINATION AGREEMENT (this “Amendment”), dated as of October 25, 2004, by and among PW EAGLE, INC., a Minnesota corporation (the “Company”) and the investors party to the Securities Purchase Agreement referred to below on the date hereof (the “Investors”).

WHEREAS, the Company and the Investors are parties to a Securities Purchase Agreement, dated as of September 20, 1999 (as amended, supplemented or otherwise modified through the date hereof, including pursuant to Amendments No.1 through No. 12, the “Purchase Agreement”) pursuant to which the Investors purchased $32,500,000 principal amount of the Company’s senior subordinated notes; and

WHEREAS, the Company desires to pay the Investors $37,304,577 representing the unpaid principal balance, plus accrued but unpaid interest and applicable prepayment premium such that all Obligations under the Notes and the Purchase Agreement are satisfied in full;

NOW, THEREFORE, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings given to them in the Purchase Agreement.

2. Termination of Agreement. The Investors hereby agree that all provisions of the Purchase Agreement, including Section 12.2, are terminated and shall be of no further force and effect and that all Obligations of the Company under the Notes and the Purchase Agreement are satisfied in full; provided, however, that each indemnity and expense reimbursement provision in the Notes and the Purchase Agreement shall survive and; provided, further, that to the extent an Obligor makes a payment or payments to the Investors under the Notes or the Purchase Agreement, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or United States federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received by the Investors.

3. Agreement upon Amounts. The Investors and the Company hereby agree as follows:

(a) as of October 25, 2004, the aggregate unpaid principal balance (including without limitation, the Deferred Interest Amount) of the Notes equals $36,306,158,

(b) as of October 25, 2004, the aggregate amount of unpaid, due and owing interest in respect of the Notes equals $635,358, and

(c) as of October 25, 2004, the Applicable Prepayment Premium in respect of the Notes being repaid equals $363,062.

4. Return of Notes; Further Assurances. The Investors agree to return to the Company all originally executed Notes and Subsidiary Guarantees and, upon written request by the Company, to execute such documents and other instruments and take such further actions as may reasonably be required or desirable to carry out the provisions hereof and consummate the transactions contemplated hereby.

5. Effectiveness of this Amendment. This Amendment shall become effective on the date (the “Effective Date”) when:

(a) all amounts set forth in Section 3 above shall have been received by the Investors,

(b) the Company and the Investors shall have signed a counterpart hereof (whether the same or different counterparts), and

(c) the Company shall have paid all fees and expenses of O’Melveny & Myers LLP incurred by the Investors in connection with or relating to the preparation, execution or delivery of this Amendment to the extent the amount thereof has been provided to the Company prior to the execution and delivery of this Amendment.

6. Mutual Release.

(a) The Company, on behalf of itself, its subsidiaries and their respective successors, assigns, and other legal representatives, hereby, jointly and severally, absolutely, unconditionally and irrevocably releases, remises and forever discharges the Investors, their successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Investors and all such other parties being hereinafter referred to collectively as the “Investor Releasees” and individually as an “Investor Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which the Company, its subsidiaries, or any of their respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Investor Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the Effective Date, for or on account of, or in relation to, or in any way in connection with the Note Documents, as amended and supplemented through the Effective Date.

(b) Subject to the Company’s obligations pursuant to Section 2 hereof, each of the Investors, on behalf of itself, its subsidiaries and its respective successors, assigns, and other legal representatives, hereby, releases, remises and forever discharges the Company, its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, directors, officers, employees, agents and other representatives (the Company and all such other parties being hereinafter referred to collectively as the “Company Releasees” and individually as a “Company Releasee”), of and from all Claims of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Investors, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Company Releasees or any of them for, upon, or by reason of any nature, cause or thing whatsoever which arises at any time on or prior to the Effective Date, for or on account of, or in relation to the amount of principal, accrued interest, prepayment premiums, fees, costs and other expenses payable to the Investors prior to and including the date hereof.

(c) Except as set forth in Section 2 above, each of the Investors and the Company, for itself and its representatives and assigns, understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(d) Except as set forth in Section 2 above, each of the Investors and the Company, for itself and its representatives and assigns, agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final and unconditional nature of the release set forth above.

(e) Except as set forth in Section 2 above, each of the Investors and the Company, on behalf of itself, its subsidiaries and their respective successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably, jointly and severally, covenants and agrees with each Company Releasee or Investor Releasee, as the case may be, that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Company Releasee or Investor Releasee, as the case may be, on the basis of any Claim released, remised and discharged by such party pursuant to this Section 6. If the Company or its subsidiaries violates the foregoing covenant, the Company agrees to pay, in addition to such other damages as any Investor Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Investor

Releasee as a result of such violation. If an Investor or its representatives or assigns violates the foregoing covenant, such Investor agrees to pay, in addition to such other damages as any Company Releasee may sustain as a result of such violation, all attorneys’ fees and costs incurred by any Company Releasee as a result of such violation.

7. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.

(b) THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

(c) The headings used herein are for convenience of reference only and shall not affect the construction of, nor shall they be taken into consideration in interpreting, this Amendment.

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REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this AMENDMENT NO. 13 AND TERMINATION AGREEMENT to be duly executed and delivered as of the date first above written.

PW EAGLE, INC.

By:	/s/ Dobson West
Name: Dobson West
Title: Secretary

J.P. MORGAN PARTNERS (23A SBIC), LLC

By:	J.P. MORGAN PARTNERS (23A SBIC MANAGER), INC., Its Managing Member

By:	/s/ Richard Waters
Name: Richard Waters
Title:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	Babson Capital Management, LLC as Investment Advisor

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Managing Director

MASSMUTUAL CORPORATE INVESTORS

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Vice President

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The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort to be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust’s property only shall be bound.

MASSMUTUAL PARTICIPATION INVESTORS

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Vice President

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust’s assets and property only shall be bound.

MASSMUTUAL CORPORATE VALUE PARTNERS LIMITED

By:	Babson Capital Management, LLC under delegated authority from Massachusetts Mutual Life Insurance Company, as Investment Manager

By:	/s/ Charles C. McCobb, Jr.
Name: Charles C. McCobb, Jr.
Title: Managing Director

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